UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 27, 2004

ORTHOLOGIC CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-21214	86-0585310

(Commission File Number)	(IRS Employer Identification Number)

1275 West Washington, Tempe, Arizona	85281

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:      (602) 286-5520

Not Applicable

(Former name or former address, if changed since last report)

Item 7. Exhibits

     (c) Exhibits

Exhibit No.	Exhibit Description	Filed Herewith

99.1	Press release dated January 27, 2004	X

Item 9. Regulation FD Disclosure

     OrthoLogic Corp. announced on January 27, 2004 that the Board of Directors has appointed Michael D. Casey to fill a newly-created vacancy on the OrthoLogic Corp. Board of Directors. Mr. Casey has over 30 years of experience in the pharmaceutical industry. With the addition of Mr. Casey, whose term runs until the next Annual Meeting of Stockholders, the total number of OrthoLogic Corp. directors is now seven.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 28, 2004	OrthoLogic Corp.

/s/ Thomas Trotter

Thomas Trotter Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release, dated January 27, 2004, issued by OrthoLogic Corp.